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                                                                   EXHIBIT 10.13

                                                               EXECUTION VERSION

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT is entered into as of December 13, 2001. by and between Silicon Valley Bank (the "Bank") and GATX Ventures, Inc. ("GATX") (individually, each of the Bank and GATX are sometimes referred to herein as a "Purchaser", and the Bank and GATX are collectively sometimes referred to herein as the "Purchasers") and TolerRx, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     A. Concurrently with the execution of this Agreement, each Purchaser is acquiring from the Company a Warrant to Purchase Stock (the "Warrant") pursuant to which Purchaser has rights to acquire from the Company the Shares (as defined in each Warrant), which Shares when issued shall be either shares of the Company's common stock, $.01 par value per share ("Common Stock") or shares that are convertible into shares of Common Stock ("Conversion Shares").

     B. By this Agreement, the Purchasers and the Company desire to set forth the registration rights of the Conversion Shares or the Shares all as provided herein.

          NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

     1.   REGISTRATION RIGHTS. The Company covenants and agrees as follows:

          1.1   DEFINITIONS. For purposes of this Section 1:

                (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                (b) The term "Registrable Securities" means (i) (A) the Conversion Shares, or (B) the Shares, at any time when the Shares are shares of Common Stock, and (ii) any Common Stock or other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares or Conversion Shares.

                (c) The terms "Holder" or "Holders" means the Purchasers and each such entity's qualifying transferees under Section 1.9 hereof who hold Registrable Securities.

                (d)   The term "SEC" means the Securities and Exchange
Commission.

                (e) The terms "Form S-1," "Form S-3" etc. shall mean those forms with such designations as are required by the SEC and any successor or replacement forms adopted by the SEC.

          1.2   COMPANY REGISTRATION.

                (a) REGISTRATION. If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration on Form S-1 with respect to the Company's initial public offering. Form S-8 relating solely to employee stock option or purchase plans, and/or on Form S-4 relating solely to an SEC Rule 145 transaction, the Company will:

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                      (i)    promptly give to each Holder written notice thereof
(which shall ?? a list of the jurisdictions in which the Company intends to attempt to qualify such securities under applicable blue sky or other state securities laws); and

                      (ii) include in such registration (and qualifications), and in any ?? writing involved therein, all the Registrable Securities specified in a written request or requests, made within 30 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection 1.2(c) below.

                (b) UNDERWRITING. If the registration of which the Company gives notice is for ? registered public offering involving a firm-commitment underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 1.2(a)(i). In such event the right of any Holder to registration pursuant to this subsection 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form (and not inconsistent with the terms hereof) with the underwriter or underwriters selected for such underwriting by the Company.

                (c) In the case of any registration of Common Stock by the Company in a firm-commitment underwriting, if the managing underwriters give written advice to the Company that marketing factors require a limitation on the number of shares of Common Stock (or other securities convertible into or exercisable or exchangeable for Common Stock) to be offered and sold by stockholders of Company in such offering, there shall be included in the offering: (i) first, all securities proposed by Company to be sold for its account; and (ii) second, that number of shares of Common Stock, if any, requested to be included in such registration statement by Holders and by stockholders of the Company having contractual rights to include shares in such registration, on a pro rata basis based upon the number of shares of Common Stock each Holder and each such stockholder beneficially owns.

          1.3 REGISTRATION ON FORM S-3. If at any time (i) a Holder of Registrable Securities requests in writing that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Registrable Securities held by the requesting Holder, (ii) the aggregate price to the public of such offering would reasonably be expected to exceed $200,000, and (iii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Securities specified in such notice. Whenever the Company is required by this
Section 1.3 to use its best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Sections 1.5(d) and 1.8 (as applicable) shall apply to such registration; PROVIDED, HOWEVER, that the Company shall not be obligated to register Registrable Securities under this
Section 1.3 on more than one occasion in any six-month period.

                1.3A SUSPENSION/LIMITS. The Company shall not be obligated to file and cause to become effective more than two (2) registration statements in which Registrable Securities are registered under the Securities Act pursuant to
Section 1.3. Notwithstanding anything in this Section 1 to the contrary, if the Company shall furnish to the holders of Registrable Securities who request registration hereunder a certificate signed by the President or Chief Executive Officer of the Company stating that the Board of Directors of the Company has made a good faith determination (i) that use or continued use by the holders of the registration statement filed by the Company pursuant to this Section 1 for purposes of effecting offers or sales of Registrable Securities pursuant hereto would require, under the Securities Act and the rules and regulations promulgated thereunder, premature disclosure in the registration statement (or the prospectus

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relating thereto) of material, nonpublic information concerning the Company;
(ii) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction would make the successful consummation by the Company of any such material transaction significantly less likely and (iii) that it is therefore essential to delay or suspend the use by the holders of such registration statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Securities pursuant thereto, then the right of the holders to use such registration statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Securities pursuant thereto shall be delayed and/or suspended for a period (the "Suspension Period") of not more than 90 days after the delivery by the Company of the certificate referred to above in this Section 1.3A. During the Suspension Period, the Company shall not be obligated to file any registration statement and/or the holders shall not offer or sell any Registrable Securities pursuant to or in reliance upon such registration statement (or the prospectus relating thereto). The Company agrees that, as promptly as practicable after the consummation, abandonment or public disclosure of the event or transaction that caused the Company to delay or suspend the use of the registration statement (and the prospectus relating thereto), the Company will provide the holders with revised prospectuses, if required, and will notify the investors of their ability to effect offers or sales of Registrable Shares pursuant to or in reliance upon such registration statement.

                1.3B LOCK-UP. Each holder of Registrable Securities hereby agrees that, at the written request of any managing underwriter of an underwritten initial public offering of securities of the Company in connection with the Company' initial public offering of securities, such holder shall not, without the prior written consent of such managing underwriter, sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, pledge, hypothecate, encumber or otherwise convey or dispose of, or exercise registration rights with respect to any Registrable Securities for such period of time, not to exceed 180 days after the closing of such underwritten initial public offering, as the Company or such managing underwriter shall request, provided that all officers and directors, and all stockholders of the Company holding more than 3% of the Company's capital stock on a fully-diluted basis are similarly bound. The Company shall use commercially reasonable best efforts to place similar contractual lockup restrictions on all capital stock issued now or hereafter to officers, directors, employees and consultants of the Company and holders of registration rights with respect to capital stock of the Company. If a waiver or partial or total release from such a lock-up agreement, with respect to any securities of the Company, is given to any officer, director or any holder of more than 3% of the Company's capital stock on a fully diluted basis, that is party to such an agreement, then (i) the Company shall immediately notify the Holder, and (ii) the Holder shall be deemed immediately and automatically released from this lock-up provision and any other lock-up agreement with the Company.

          1.4 EXPENSES OF REGISTRATION. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 1 including without limitation, all registration, filing and qualification fees, printing expenses, underwriting fees, discounts and commissions, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, shall be borne by the Company. All expenses of any registered offering not otherwise borne by the Company will be borne pro rata among the Holders, any other shareholders of the Company participating in such offering and the Company.

          1.5 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Registration Rights Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and,

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upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days (the "Effective Period").

                (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement provided that all other shareholders of the Company participating in such offering do the same.

                (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          1.6   INDEMNIFICATION.

                (a) The Company will indemnify each Holder of Registrable Securities and each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act ("controlling person"), and each underwriter, if any, and each controlling person of such underwriter, with respect to which registration, qualification or compliance of Registrable Securities has been effected pursuant to this Registration Rights Agreement, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder ("Exchange Act") or any state securities law applicable to the Company or any rule or regulation promulgated any such state law and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; PROVIDED, HOWEVER, that the indemnity

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agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed); AND PROVIDED FURTHER, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission made in reliance upon and conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein.

                (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers and controlling persons, each underwriter, if any, of the Company's securities covered by such a registration statement, and each controlling person of such underwriter, and each other Holder, each of its officers, directors, partners and controlling persons, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, (which consent shall not be unreasonably withheld or delayed); AND PROVIDED FURTHER, that the total amount for which any Holder shall be liable under this subsection 1.6(b) shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

                (c) Each party entitled to indemnification under this subsection 1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          1.7 INFORMATION BY HOLDER. Any Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

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          1.8   RULE 144 REPORTING AND FORM S-3. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form S-3, the Company agrees at all times to:

                (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, after 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                (d) so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualify as a registrant whose securities may be resold pursuant to S-3 (at any time after it so qualifies), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration or pursuant to such form.

          1.9 TRANSFER OF REGISTRATION RIGHTS. Each Holder's rights to cause the Company to register their securities and keep information available, granted to them by the Company under subsections 1.2, 1.3 and 1.8 may be assigned to a transferee or assignee of a Holder's Registrable Securities not sold to the public, provided, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

     2.   GENERAL.

          2.1 WAIVERS AND AMENDMENTS. With the written consent of the record or beneficial holders of at least a majority of the Registrable Securities, the obligations of the Company and the rights of the Holders of the Registrable Securities under this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement

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in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection 2.1.

          2.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the Commonwealth of Massachusetts as such laws are applied to agreements between Massachusetts residents entered into and to be performed entirely within Massachusetts.

          2.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          2.4 ENTIRE AGREEMENT. Except as set forth below, this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          2.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid certified or registered mail, return receipt requested, addressed (a) if to Holder, at such Holder's address(es) as set forth below, or at such other address(es) as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at the Company's address set forth below, or at such other address as the Company shall have furnished to the Holder in writing.

          2.6 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreement's shall not in any way be affected or impaired thereby.

          2.7 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          2.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

PURCHASERS                                   COMPANY

SILICON VALLEY BANK                          TOLERRX, INC.

By:  /s/ Michelle Giannini                    By:  /s/ Douglas J. Ringler
    ------------------------------------         ------------------------------
Name:    Michelle Giannini                   Name:    Douglas J. Ringler
      ----------------------------------           ----------------------------
Title:   Vice President                      Title:   Chief Executive Officer
         -------------------------------            ---------------------------
Address: 3003 Tasman Drive                   Address:  675 Massachusetts Avenue
         Santa Clara, California 95054                 Cambridge,
                                                       Massachusetts 02139


GATX VENTURES, INC.

By:  /s/ Robert D. Pomeroy, Jr.
    ------------------------------------
Name:    Robert D. Pomeroy, Jr.
      ----------------------------------
Title:   Senior Vice President
      ----------------------------------
Address: 3687 Mt. Diablo Blvd, Suite 200
         Lafayette, CA 94549

6771504

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